PROMISSORY NOTE


$750,000.00                                                    November 30, 2001


     FOR VALUE RECEIVED, the undersigned, CIERA NETWORK SYSTEMS, INC., a Texas corporation ("Maker"), promises to pay to the order of INCOMNET COMMUNICATIONS CORPORATION, a Delaware corporation ("Payee"), and to Payee's successors and assigns, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), together with interest from the date hereof on the principal sum at the rate provided for below.

     The principal sum of this Note shall bear interest at a rate of eight percent (8%) per annum. This Note shall be due and payable as follows: (i) interest only shall be paid in monthly installments on the last day of each of the first, second and third months immediately following the date of this Note;
(ii) monthly installments of $50,000 each shall be payable on the last day of each of the fourth and fifth months immediately following the date of this Note (to be applied first to accrued interest and then to unpaid principal); and
(iii) the final payment of all outstanding principal and accrued but unpaid interest shall be due and payable on May 30, 2002.

     This Note may be prepaid in whole or in part at any time without premium or penalty upon five (5) days' notice. All amounts not paid when due under this Note shall bear interest until paid at a rate of 18% per year or the maximum rate allowed by law, whichever is less (the "Default Rate"). Such interest shall be immediately due and payable.

     Principal and interest shall be payable at Payee's address, 2801 Main Street, Irvine, California 92614, or at such other place or places as the holder of this Note may designate to Maker in writing, in lawful money of the United States of America.

     This Note is issued pursuant to and is subject to the terms and provisions of that certain Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement"), executed by and among Ironwood Telecom, LLC, Payee, as seller, CCC GlobalCom Corporation ("Parent"), and Maker, as purchaser.

     This Note is secured by a second lien security interest in the Accounts Receivable (as defined in the Asset Purchase Agreement), granted pursuant to a Security Agreement of even date herewith between Maker and Payee (the "Security Agreement"). The holder of this Note is entitled to the benefits of the Security Agreement and may enforce the agreements of the Maker contained therein.

     The occurrence of any one or more of the following events, whether such occurrence shall be voluntary or involuntary, shall constitute an "Event of Default":

          (i) if a default shall be made in the due and punctual payment of any payment due from Maker under this Note when and as the same shall become

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     due and  payable,  whether  at  maturity,  by  acceleration  or  otherwise;
     provided that no such default shall become an event of Default unless such default shall continue unremedied for three (3) business days after Payee notifies Maker in writing of such default;

          (ii) if a default shall be made by Maker in the performance or observance of any other covenant, agreement or provision contained in this Note; provided that no such default shall become an Event of Default unless such default shall continue unremedied for five (5) business days after Payee notifies Maker in writing of such default;

          (iii) if either Maker or Parent shall: become unable to pay its debts as they come due; file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of it property; file a petition under any chapter of the United States Bankruptcy Code, as amended, or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America or any state thereof;

          (iv) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator of either of Maker or Parent or of the whole or any substantial part of its properties, or enter into an order for relief against Maker or Parent in any case commenced under any chapter of the United States Bankruptcy Code, as amended, or grant relief under any other similar law or statute of the United States of America or any state thereof; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of either of Maker or Parent or of the whole or any substantial part of its properties; or if there is commenced against Maker or Parent any proceeding for any of the foregoing relief or if a petition is filed against Maker or Parent under any chapter of the United States Bankruptcy Code, as amended, or under any other similar law or statute of the United States of America or any state thereof and such proceeding or petition remains undismissed for a period of sixty (60) days; or if Maker or Parent by any act indicates its consent to, or approval of, any such proceeding or petition; or (v) if Maker or Parent defaults in the performance or observance of any covenant, agreement or provision contained in the Asset Purchase Agreement; provided that no such default shall become an Event of Default unless such default shall continue unremedied for ten (10) business days after Payee notifies Maker in writing of such default.


     Upon the occurrence of an Event of Default, and at any time thereafter, notwithstanding any other provision of this Note, if such Event of Default or any other Event of Default shall not have been waived in writing by Payee, Payee shall be entitled to do any or all of the following:

          (i) declare the entire amount of unpaid principal under this Note, together with any accrued interest thereon, immediately due and payable (and the same shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which Maker hereby expressly waives); and

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          (ii)  exercise  any  right  or  combination  of  rights  which  may be available to Payee at law or in equity or to which Payee is entitled under the Security Agreement.


     It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable laws that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to Maker by Payee (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Maker by Payee); (iii) neither Maker nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the maximum lawful interest rate.

     If this Note is not fully paid at maturity, whether by acceleration or otherwise, Maker shall pay all costs and expenses of collection and enforcement, including court costs and reasonable attorneys' fees, unless prohibited by law.

     Each party signing or endorsing this Note waives presentment, demand, protest, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note to the extent permitted by applicable law.

     This Note shall be governed by the internal (not conflicts) laws of the State of Texas.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed in its corporate name by one of its officers thereunto duly authorized as of the date first written above.


                                          CIERA NETWORK SYSTEMS, INC.


                                          By: __________________________________
                                          Name:_________________________________
                                          Title:________________________________

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